UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2021

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2021, CMC Steel Fabricators, Inc. (“Steel Fab”) and TAMCO (“TAMCO”, together with Steel Fab, the “Sellers”), subsidiaries of Commercial Metals Company (the “Company”), entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”) with BTC III Acquisitions LLC (the “Buyer”).

Pursuant to the Agreement, Sellers have agreed to sell to Buyer approximately 95 acres of real property in Rancho Cucamonga on which TAMCO’s idled steel mill and Steel Fab’s soon-to-be idled rebar fabrication facility are located (the “Property”) for a total cash purchase price at closing of $313 million, subject to customary purchase price adjustments as described in the Agreement (the “Sale”). Under the Agreement, Buyer is entitled to a 60 day due diligence period prior to closing to, among other things, investigate the physical and environmental condition of the Property. Subject to Buyer’s termination right during the due diligence period, the Sale is scheduled to close within 15 days following the expiration of the due diligence period.

The obligation of Buyer to consummate the Sale is not subject to any condition related to the availability of financing. The closing of the Sale is subject to the satisfaction or waiver of customary closing conditions. The Company currently expects to close the Sale during the Company’s second fiscal quarter of 2022 ending February 28, 2022.

Within three business days of the execution of the Agreement, Buyer is obligated to deposit $10 million into escrow, consisting of $250,000 in non-refundable earnest money and a $9,750,000 deposit. In the event Buyer fails to meet its obligations to close the Sale after the expiration of the due diligence period, Sellers shall be entitled to retain Buyer’s $9,750,000 deposit as liquidated damages. The Agreement includes limited representations, warranties and recourse against the Sellers, and the Property is being conveyed in its “as is, where is” condition.

On September 30, 2021, the Company issued a press release announcing the proposed Sale, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated September 29, 2021, by and among TAMCO, CMC Steel Fabricators, Inc., as sellers, and BTC III Acquisitions LLC, as buyer

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: September 30, 2021	By:	/s/ Paul J. Lawrence
	Name:	Paul J. Lawrence
	Title:	Vice President and Chief Financial Officer